Exhibit 4(h)



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                                 AMENDMENT NO. 2

                          Dated as of November 25, 2003


                                     to the

                                CREDIT AGREEMENT

                            dated as of May 21, 2002


                                      among

                               AVISTA CORPORATION,

                             THE BANKS PARTY HERETO,

                             WASHINGTON MUTUAL BANK,
                               as Managing Agent,

               FLEET NATIONAL BANK, KEYBANK NATIONAL ASSOCIATION,
              U.S. BANK, NATIONAL ASSOCIATION and WELLS FARGO BANK,
                            as Documentation Agents,

                         UNION BANK OF CALIFORNIA, N.A.,
                              as Syndication Agent,

                                       and

                              THE BANK OF NEW YORK,
                    as Administrative Agent and Issuing Bank

                                 ---------------

          BNY CAPITAL MARKETS, INC. and UNION BANK OF CALIFORNIA, N.A.
                        Lead Arrangers and Book Managers

================================================================================

                                 AMENDMENT NO. 2
                          Dated as of November 25, 2003

                                       to

                                CREDIT AGREEMENT
                            Dated as of May 21, 2002

         AVISTA CORPORATION, a Washington corporation, the Banks listed on the signature pages hereof, WASHINGTON MUTUAL BANK, as Managing Agent, FLEET NATIONAL BANK, KEYBANK NATIONAL ASSOCIATION, U.S. BANK, NATIONAL ASSOCIATION and WELLS FARGO BANK, as Documentation Agents, UNION BANK OF CALIFORNIA, N.A., as Syndication Agent, and THE BANK OF NEW YORK, as Administrative Agent and Issuing Bank, agree as follows:

         1. CREDIT AGREEMENT. Reference is made to the Credit Agreement, dated as of May 21, 2002, among Avista Corporation, a Washington corporation, the Banks listed in Schedule 2.01 thereto, KeyBank National Association and Washington Mutual Bank, as Co-Agents, U.S. Bank, National Association, as Managing Agent, Fleet National Bank and Wells Fargo Bank, as Documentation Agents, Union Bank of California, N.A., as Syndication Agent, and The Bank of New York, as Administrative Agent and Issuing Bank, as amended by that certain Amendment No. 1 dated as of May 13, 2003 to the Credit Agreement (as so amended, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

         2. AMENDMENTS. Subject to satisfaction of the conditions precedent set forth in Section 4 below, effective as of the date hereof (the "EFFECTIVE DATE"), the Credit Agreement shall be amended as follows:

         (a) Section 1.01 of the Credit Agreement shall be amended by inserting the following defined terms in alphabetical order:

         "FASB INTERPRETATION NO. 46" shall mean Financial Accounting Standards Board (FASB) Interpretation No. (FIN) 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51.

         "SFAS NO. 150" shall mean Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.

         (b) Section 6.05 of the Credit Agreement shall be amended by inserting the following at the end of such section:

         Notwithstanding anything herein to the contrary, the Borrower's compliance with the terms of this Section 6.05 shall be calculated without giving effect to SFAS No. 150 and FASB Interpretation No. 46.

         (b) Section 6.06 of the Credit Agreement shall be amended by inserting the following at the end of such section:

         Notwithstanding anything herein to the contrary, the Borrower's compliance with the terms of this Section 6.06 shall be calculated without giving effect to SFAS No. 150 and FASB Interpretation No. 46.

         3. REPRESENTATIONS AND WARRANTIES. In order to induce the each Bank and the Issuing Bank to enter into this Amendment, the Borrower represents and warrants as follows:

         (a) The Borrower has the corporate power and authority (i) to execute and deliver the this Amendment and (ii) to perform its obligations under this Amendment and the Credit Agreement as amended hereby.

         (b) The execution and delivery by the Borrower of this Amendment, the performance by the Borrower of its obligations under this Amendment and the Credit Agreement as amended hereby (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation the violation of which could reasonably be expected to impair the validity and enforceability of this Amendment or the Credit Agreement as amended hereby or materially impair the rights of or benefits available to the Banks or the Issuing Bank under this Amendment, the Credit Agreement as amended hereby or the other Loan Documents, or of the certificate or articles of incorporation or other constitutive documents or by laws of the Borrower or any Significant Subsidiary, (B) any order of any Governmental Authority the violation of which could reasonably be expected to impair the validity or enforceability of this Amendment or the Credit Agreement as amended hereby, or materially impair the rights of or benefits available to the Banks or the Issuing Bank under this Amendment or the Credit Agreement as amended hereby, or (C) any provision of any indenture or other material agreement or instrument evidencing or relating to borrowed money to which the Borrower or any Significant Subsidiary is a party or by which any of them or any of their property is or may be bound in a manner which could reasonably be expected to impair the validity and enforceability of this Amendment or any the Credit Agreement as amended hereby or materially impair the rights of or benefits available to the Banks or the Issuing Bank under this Amendment or the Credit Agreement as amended hereby, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument in a manner which could reasonably be expected to impair the validity and enforceability of this Amendment or the Credit Agreement as amended hereby or materially impair the rights of or benefits available to the Banks or the Issuing Bank under this Amendment or the Credit Agreement as amended hereby or
(iii) result in the creation or imposition under any such indenture, agreement or other instrument of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower.

         (c) This Amendment has been duly executed and delivered by the Borrower and constitutes, and the Credit Agreement as amended hereby will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms.

         (d) No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

         (e) Each representation and warranty made in the Loan Documents is true and correct at and as of the date hereof after giving effect to this Amendment, except to the extent such representations and warranties expressly relate to an earlier date.

         (f) No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

         4. CONDITIONS TO EFFECTIVENESS. The amendments provided for in Section 2 above shall become effective as of the Effective Date, but shall not become effective as of such date unless and until each of the following conditions precedent shall have been satisfied:

         (a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to it:

                  (i) A certificate, dated the date of this Amendment and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (e) and (f) of Section 3 hereof.

                  (ii) Evidence satisfactory to the Administrative Agent that this Amendment has been executed and delivered by all parties hereto.

         (b) All legal matters incident to this Amendment and the Credit Agreement as amended hereby shall be reasonably satisfactory to the Administrative Agent, the Banks, the Issuing Bank and their respective legal counsel.

         5. CONFIRMATION OF AMENDED AGREEMENT. The Credit Agreement as amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.

         6. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

         7. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

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

         8. HEADINGS. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]
















                                       4
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WITNESS the due execution hereof as of the date first above written.

                                    AVISTA CORPORATION

                                    By:  /s/ DAVID A. BRUKARDT
                                       --------------------------------------
                                    Name: David A. Brukardt
                                    Title: Vice President & Treasurer

                                    THE BANK OF NEW YORK,
                                        as Administrative Agent, Issuing Bank
                                        and a Bank

                                    By:  /s/ RAYMOND J. PALMER
                                       ------------------------------------
                                    Name: Raymond J. Palmer
                                    Title: Vice President

                                    UNION BANK OF CALIFORNIA, N.A.,
                                          as Syndication Agent and a Bank


                                    By:  /s/ KAREN ELLIOTT
                                       ------------------------------------
                                    Name: Karen Elliott
                                    Title: Assistant Vice President

                                    FLEET NATIONAL BANK,
                                         as Documentation Agent and a Bank


                                    By:  /s/ MARIA DE FARIA E MAIA
                                       ------------------------------------
                                    Name: Maria de Faria e Maia
                                    Title: Managing Director

                                    KEYBANK NATIONAL ASSOCIATION,
                                         as Documentation Agent and a Bank

                                    By:  /s/ KEVEN D. SMITH
                                       --------------------------------------
                                    Name: Keven D. Smith
                                    Title: Vice President

                                    U.S. BANK, NATIONAL ASSOCIATION,
                                         as Documentation Agent and
                                         a Bank


                                    By:   /S/ WILFRED JACK
                                       ------------------------------------
                                    Name: Wilfred Jack
                                    Title: Vice President

                                    WELLS FARGO BANK,
                                         as Documentation Agent and a Bank


                                    By:  /s/ TOM BEIL
                                       ------------------------------------
                                    Name: Tom Beil
                                    Title: Vice President

                                    WASHINGTON MUTUAL BANK,
                                        as Managing Agent and a Bank

                                    By:  /s/ RICHARD AMENY, JR.
                                       ------------------------------------
                                    Name: Richard Ameny, Jr.
                                    Title: Vice President

                                    BANK HAPOALIM B.M.,
                                         as a Bank


                                    By:  /s/ MARC BOSC
                                       ------------------------------
                                    Name: Marc Bosc
                                    Title: Vice President



                                    By:   LEHROY HACKETT
                                       ------------------------------
                                    Name: Lehroy Hackett
                                    Title:  VP